Exhibit 10.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT, made the 26th day of June, 2013 by and between HATTERAS FINANCIAL CORP., a Maryland corporation (hereinafter referred to as the “Hatteras Financial”) and WILLIAM H. GIBBS, JR. of 5226 Sweet Meadow Lane, Clarksville, Maryland (hereinafter referred to as “Gibbs”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, Gibbs and Hatteras Financial executed those certain Restated Stock Agreements dated effective September 17, 2012, August 4, 2011 and July 8, 2010 (the “Restricted Stock Agreements”); and

WHEREAS, pursuant to that certain Membership Interest Sale Agreement, Hatteras Financial’s manager, Atlantic Capital Advisors, LLC has purchased and redeemed Gibbs’ membership interest therein and a condition precedent to the closing of the transactions contemplated in the Membership Interest Sale Agreement is the execution of this Consulting Agreement and that certain First Addendum and Amendment to Restricted Stock Agreements of even date herewith between Hatteras Financial and Gibbs which amends the Restricted Stock Agreements to allow Gibbs to continue to vest in the unvested award shares notwithstanding the scheduled cessation of his employment with Hatteras Financial’s manager, Atlantic Capital Advisors, LLC; and

WHEREAS, Gibbs through a number of years of experience has acquired experience in portfolio management of agency backed securities within which Hatteras Financial is active; and

WHEREAS, the Hatteras Financial wishes to utilize such expertise and Gibbs is agreeable to provide consulting services as described below.

NOW THEREFORE, in consideration of Hatteras Financial agreeing to the amendment of the Restricted Stock Agreements as set forth in the recitals above allowing continued vesting by Gibbs in the unvested restricted stock pursuant to the terms of the Restricted Stock Agreements as amended, the parties agree as follows.

1. Responsibilities of Gibbs. Gibbs shall provide such consulting services relating to the portfolio management of agency backed securities business of Hatteras Financial as Gibbs and Hatteras Financial agree, at such times as reasonably requested by Hatteras Financial and agreed by Gibbs. In no event shall Gibbs be requires to provide more than 8 hours of such consulting services per week. Gibbs shall not be required to travel in the provision of the consulting services unless mutually agreed between Hatteras Financial and Gibbs provided, all expenses related to such travel as so mutually agreed shall be borne by Hatteras Financial.

2. Term. Gibbs shall render the consulting services hereunder during the three (3) year period beginning on the date of this Agreement and ending September 30, 2016, unless earlier terminated pursuant to the terms of this Agreement.

3. Consideration. Hatteras Financial shall pay to Gibbs for the services to be rendered by him hereunder during the term of this Agreement an hourly consulting fee of One Thousand Dollars ($1,000.00). The consulting fee shall be payable in monthly installments on or before the tenth (10th) day of the month following the calendar month in which Gibbs provides services hereunder during the term of this Agreement. The monthly consulting fee shall be an amount equal to the number of hours of service so provided by Gibbs during the calendar month multiplied by the One Thousand Dollars ($1,000.00) hourly fee. Gibbs and Hatteras Financial shall each keep detailed records of the services performed hereunder and Gibbs hours devoted thereto. Any dispute with respect to the same not resolved by the parties within ninety (90) days shall be resolved in accordance with the dispute resolution procedures set forth in Section 9 hereof.

4. Authority. Gibbs agrees to observe and comply with the rules and regulations of Hatteras Financial as adopted by Hatteras Financial’s Board of Directors.

5. Relationship Between Parties. The relationship between the parties is that of independent contractors, and no relationship as employer-employee or principal-agent is intended or should be construed by the terms hereof. As such, Gibbs shall be responsible for paying any and all costs incurred by him in the performance of his services hereunder including, but not limited to, any and all federal or state income and self-employment taxes levied upon, or by reason of, his compensation hereunder.

6. Termination of Consulting Agreement. Unless terminated in accordance with the following provisions of this Section 6, Hatteras Financial shall continue to use the consulting services of Gibbs and Gibbs shall continue to provide such consulting services to Hatteras Financial during the term of this Consulting Agreement until its expiration as set forth in Section 2 of this Agreement. Notwithstanding the foregoing, Hatteras Financial may terminate this Agreement and Gibbs’ consulting services hereunder at any time with or without reason, with or without cause upon ten (10) days prior written notice.

7. Records. Upon the expiration of this Agreement, Gibbs shall return to Hatteras Financial any and all records or documents of Hatteras Financial which may come into his possession during the course of the consulting services rendered by him hereunder unless otherwise agreed to by Hatteras Financial in writing.

8. Noncompetition. In consideration of the provisions of this Consulting Agreement and the agreement of Hatteras Financial to enter into that certain First Addendum and Amendment to Restricted Stock Agreements with Gibbs of even date herewith under which the unvested Award Shares will continue to vest, Gibbs acknowledges and agrees:

A. In recognition of the highly competitive nature of the portfolio management of agency backed securities business engaged in by Hatteras Financial, Gibbs covenants and agrees that he will not for himself, with or on behalf of any other person, firm or entity (other than for the benefit of Hatteras Financial), whether such engagement is as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than one percent (1%) of the outstanding capital stock of a publicly traded corporation), consultant, advisor, independent contractor, agent, or creditor:

i. During the term of his continued employment with Hatteras Financial’s affiliate management entity Atlantic Capital Advisors, LLC (“ACA”) for a period of twelve (12) months beginning October 1, 2013 (the day after the scheduled September 30, 2013 termination date of such employment under the Employment Agreement of even date herewith between Gibbs and ACA) and ending September 30, 2014 engage, own (subject to the one percent (1%) threshold of a publicly traded corporation as set forth above), consult or participate in the portfolio management of agency backed securities business;

ii. During the term of his continued employment with Hatteras Financial’s affiliate management entity “ACA” and for a period of thirty-six (36) months beginning October 1, 2013 (the day after the scheduled September 30, 2013 termination date of such employment under the Employment Agreement of even date herewith between Gibbs and ACA) and ending September 30, 2016, engage, own (subject to the one percent (1%) threshold of a publicly traded corporation as set forth above), consult or participate in a residential mortgage security based real estate investment trust business;

iii. Assist others in engaging in any activity hereby prohibited to Gibbs under this Agreement;

iv. Induce employees of Hatteras Financial to engage in any activity hereby prohibited to Gibbs or to terminate their employment with Hatteras Financial;

Gibbs represents and warrants that his individual experience and capabilities are such that the provisions of this covenant not to compete will not prevent him from earning a livelihood. The parties agree that the Restrictive Period shall be tolled during any period of time Gibbs is in breach or violation of the foregoing restrictions.

B. Gibbs agrees that during Gibbs’ the period of his consulting services with Hatteras Financial and for a period of one (1) year following termination of Gibbs’ consulting services with Hatteras Financial, Gibbs will not solicit or initiate contact, or communicate with by mail, phone, text message, email, personal meeting, or by any other means, any employee of Hatteras Financial who was an employee of Hatteras Financial within the past two (2) years of Gibbs’ termination from Hatteras Financial, for the purpose of inviting, encouraging or requesting any Hatteras Financial employee to engage in any activity hereby prohibited to Gibbs or to terminate their employment with Hatteras Financial or any of its affiliates.

C. It is expressly understood and agreed that although Gibbs and Hatteras Financial consider the restrictions contained above in this Section 8 reasonable for the purpose of preserving for Hatteras Financial and its affiliate management entity ACA, their respective goodwill, proprietary rights and going business value, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this Section 8 is an unenforceable restriction against Gibbs, the provisions of such restrictions shall not be rendered void but shall be deemed amended to apply as such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in this Section 8 is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein. The provisions of this Section 8 shall in no respect limit or otherwise affect the obligations of Gibbs under other agreements with Hatteras Financial. Gibbs acknowledges that the willingness of Hatteras Financial to enter this Consulting Agreement is conditioned upon Gibbs’ execution of that certain Membership Interest Sale Agreement of even date herewith with the Hatteras Financial affiliate management entity ACA (the “Purchase Agreement”). Therefore, Hatteras Financial and Gibbs further acknowledge and agree that a violation or breach of the restrictions upon Gibbs set forth in this Section 8 shall also be deemed a violation and breach of Gibbs’ restrictions under Section 8 of the Purchase Agreement; provided, however, that notwithstanding the foregoing provisions of this sentence, if Gibbs breaches the provisions of Section 8.A.ii., above, after December 31, 2015, such breach shall not constitute a breach of Section 8 of the Purchase Agreement, ACA shall have no remedy for such breach, and Hatteras Financial’s sole and exclusive remedy shall be pursuant to Section 8.D., below.

D. The parties agree that in the event of any violation or breach of the provisions of this Section 8 by Gibbs, Hatteras Financial’s sole and exclusive remedy under this Consulting Agreement for such violation or breach shall be Gibbs’ forfeiture of any and all stock under the Restricted Stock Agreement of Hatteras Financial under which Gibbs is a participant as of the date of this Agreement which has not yet become non-forfeitable and fully vested as of the date of such violation or breach. To the extent any such stock has become vested under the terms of such Restricted Stock Agreements after the violation or breach by Gibbs of the provisions of this Section 8 but prior to the date Hatteras Financial has actual knowledge of such violation or breach, Gibbs shall upon demand execute all assignments, stock powers and other documents or instruments necessary to transfer and convey all rights, title and interest in and to such stock to Hatteras Financial. The parties acknowledge that such remedy is in the nature of liquidated damages, and not a penalty, and is a reasonable substitute for damages in an amount that would otherwise be difficult to determine.

9. Arbitration. The parties agree that, except as set forth herein, any controversy, claim, or dispute involving the interpretation or breach of this Agreement shall be heard in the state or federal courts sitting in Forsyth County, North Carolina, and both parties expressly consent to the personal jurisdiction and venue of the North Carolina state and federal courts for such actions.

10. Notices. Any notice or other communication required or permitted under this Consulting Agreement shall be effective only if it is in writing and delivered personally or sent by certified mail, postage prepaid, or transmitted by telegram, telex or hand delivery, addressed as follows:

If to Hatteras Financial:	Hatteras Financial Corp.
110 Oakwood Dr., Ste. 340 Winston-Salem, NC 27103

If to Gibbs:	William H. Gibbs, Jr.
5226 Sweet Meadow Lane Clarksville, MD 21029

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

11. Entire Agreement. This Consulting Agreement constitutes the entire agreement between the parties hereto with respect to subject matter hereof, and supersedes and replaces in its entirety all negotiations and memorandums of understanding regarding the subject matter hereof.

12. Amendment. This Consulting Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Consulting Agreement.

13. Assignment. This Agreement and the obligations to be performed by each party hereunder are and shall remain non-assignable and non-transferable by such party, whether by voluntary act or by operation of law without the prior written consent of the other party. In the event Hatteras Financial sells substantially all of its assets or otherwise, upon closing of such sale it shall pay all remaining amounts of the unpaid consideration due hereunder to Gibbs and to the extent Gibbs after thirty (30) days prior written notice of such proposed sale provides its written consent to an assignment of this Agreement to the proposed purchaser in which case Hatteras Financial may assign this Agreement and its continuing obligations hereunder to such purchaser, provided such transfer shall be conditioned on the assumption by such purchaser of Hatteras Financial’s obligations to pay the remaining consulting consideration to Gibbs in accordance with the other terms and provisions of this Agreement.

14. Severability. The parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision is too broad to be enforced as written, the parties intend that the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance, except to the extent such remaining provisions constitute obligations of another party to this Agreement corresponding to the unenforceable provision.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina

IN WITNESS WHEREOF, the parties have executed this Consulting Agreement all as of the day and year first written above.

HATTERAS FINANCIAL: HATTERAS FINANCIAL CORP.

By:	/s/ Michael R. Hough
Michael R. Hough, Its Chief Executive Officer

GIBBS:

/s/ William H. Gibbs, Jr.
William H. Gibbs, Jr.

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